EXHIBIT 10.37











                     REYNOLDS METALS COMPANY


                LONG-TERM PERFORMANCE SHARE PLAN



















                     As Amended and Restated

                    Effective April 16, 1999


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                            ARTICLE I

                       PURPOSE OF THE PLAN

          The purpose of the Plan is to assist the Company in

attracting and retaining key employees by providing long-term performance-based incentives.



                           ARTICLE II

                           DEFINITIONS

          2.01 "Additional Income" shall have the meaning

specified in Section 5.01(b).

          2.02 "Beneficiary" shall mean the individual or entity

designated by the Participant to receive any amounts allocated to the Participant that remain in the Plan upon the death of the

Participant.  If no such designation is made, or if the

designated individual predeceases the Participant or the entity no longer exists, then the Beneficiary shall be the Participant's estate.

          2.03 "Board" shall mean the Board of Directors of the

Company.

          2.04 "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.05 "Company Stock" shall mean the Common Stock of the

Company, without par value.

          2.06 "Effective Date" shall mean January 1, 1998.

          2.07 "Election Period" shall mean for each Performance

Cycle the September of the third year of the Performance Cycle;

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provided, however, that for the initial two-year Performance

Cycle that begins January 1, 1998, and ends December 31, 1999,

the Election Period shall mean September of 1998; and further provided that the Plan Committee in its discretion may designate a different period for any Performance Cycle.

          2.08 "Participant" shall mean each officer and other

key employee of the Company and its subsidiaries and affiliates who is designated by the Plan Committee to receive a grant for a

Performance Cycle.

          2.09 "Performance Cycle" shall mean initially the cycle

of two full calendar years beginning January 1, 1998, and ending

December 31, 1999, and otherwise shall mean a cycle of four full calendar years.  The initial four-year Performance Cycle shall begin January 1, 1998, and end December 31, 2001.  A new four-

year Performance Cycle shall begin January 1, 2000, and every subsequent second January 1.

          2.10 "Performance Share Units" shall mean the award

units granted by the Plan Committee for a Performance Cycle as described in Article III.

          2.11 "Phantom Stock" shall mean shares of Company Stock

credited to a Participant's account in accordance with this Plan.

          2.12 "Plan" shall mean this Reynolds Metals Company

Long-Term Performance Share Plan, as amended from time to time.

          2.13 "Plan Committee" shall mean the committee of

nonemployee directors appointed by the Board to administer the

Plan.

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          2.14 "Termination" or "Terminated" shall mean a

Participant's termination of employment with the Company and any subsidiary or affiliate of the Company.



                           ARTICLE III

                GRANTS OF PERFORMANCE SHARE UNITS

          As soon as feasible after the beginning of each

Performance Cycle, the Plan Committee shall (1) designate the officers and other key employees of the Company and its

subsidiaries and affiliates who will participate in the Plan for the Performance Cycle, (2) determine the Performance Share Units to be granted to each such Participant, and (3) establish the performance goal or goals that must be reached by the end of the

Performance Cycle in order for Participants to receive an award from the Plan at the end of the Performance Cycle.



                           ARTICLE IV

                CALCULATION AND PAYMENT OF AWARDS

          4.01 (a)  After the end of each Performance Cycle, each

Participant shall be entitled to receive an award for that

Performance Cycle if and to the extent the performance goals established in accordance with Article III for that Performance

Cycle have been met.  Except as otherwise specified herein, half of the award shall be payable in cash to the Participant (the

"Cash Portion") and half of the award shall be in the form of

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shares of Phantom Stock credited to the Participant's account

(the "Phantom Stock Portion").

          (b)  A Participant whose employment is Terminated

before the last day of the Performance Cycle shall not be

entitled to any award for the Performance Cycle unless the

Participant's employment was Terminated on account of (i)

disability or immediate retirement, in either case for purposes of the Reynolds Metals Company New Retirement Program for

Salaried Employees, (ii) death, (iii) a reduction in force for purposes of the Company's Termination Allowance Policy, or (iv)

such other reason as the Plan Committee may determine.  A

Participant who terminates for one of the specified reasons shall be entitled to a pro rata portion of any award that would

otherwise be due the Terminated Participant after the end of the

Performance Cycle.  This pro rata portion shall be determined by multiplying the award that would otherwise be due the Terminated

Participant by a fraction, the numerator of which is equal to the number of full calendar months the Participant worked before his or her Termination and the denominator of which is the number of months in the Performance Cycle.  Any awards made in accordance with this Section 4.01(b) shall be distributed to the Participant

(or the Participant's Beneficiary, in case of death) as soon as feasible after the end of the Performance Cycle; except as

otherwise provided in Section 5.04 in case of the Participant's death, no deferral or installment payment elections made with respect to the Performance Cycle shall apply.

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          4.02 The amount of the cash to be paid to a Participant

for a Performance Cycle with respect to the Cash Portion of an award shall be determined by multiplying the number of

Performance Share Units payable in cash by the average closing price of Company Stock on New York Stock Exchange Composite

Transactions for the last twenty (20) trading days of the

Performance Cycle.  Except in the case of a voluntary or

mandatory deferral hereunder, the Cash Portion shall be paid out to the Participant as soon as feasible after the end of the

Performance Cycle.

          4.03 (a)  The number of shares of Phantom Stock to be

initially credited to a Participant's account for a Performance

Cycle with respect to the Phantom Stock Portion of an award shall be equal to the number of Performance Share Units payable in

Phantom Stock for the Performance Cycle.

          (b)  As of each date when cash dividends are paid on

Company Stock, each Participant's Phantom Stock account under the

Plan shall be adjusted to reflect dividend equivalents computed in accordance with this Section 4.03(b).  The dollar amount of the dividend equivalent for each Participant shall equal the cash dividends that would have been paid on the number of shares of

Phantom Stock credited to the Participant's account as of the dividend record date if that number of shares of Phantom Stock had actually been issued and outstanding on the record date.

This dividend equivalent for each Participant shall be converted into a number representing additional shares of Phantom Stock by

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dividing (i) the total dollar amount of the Participant's

dividend equivalent by (ii) the arithmetic average of the high and low sales prices of Company Stock as reported on New York

Stock Exchange Composite Transactions on the date when the cash dividends are paid.  The Participant's account under the Plan shall then be credited with the determined number of shares of

Phantom Stock, including fractional shares calculated to three decimal places.

          (c)  If any stock dividend is declared upon Company

Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company

Stock, resulting in a split-up or combination or exchange of shares, or if any special distribution is made to holders of

Company Stock, the aggregate number and kind of shares of Phantom

Stock credited to the account of a Participant under the Plan shall be proportionately adjusted as the Plan Committee may deem appropriate.

          (d)  No Participant shall receive any distribution

relating to Phantom Stock while the Participant is still employed by the Company or any of its subsidiaries or affiliates.  If a

Participant's employment is Terminated during a calendar year,

the Participant's Phantom Stock account shall be maintained under the Plan through January 15 of the following year.  As of such

January 15, the total number of shares of Phantom Stock credited to the Participant's account (representing both awards and

dividend equivalents) shall be computed and a distribution made

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to the Participant as soon after January 15 as administratively feasible.  Distributions shall be in shares of Company Stock,

except that the cash value of any fractional share shall be paid in cash.  The cash value of the fractional share shall be based on the arithmetic average of the high and low sales prices of

Company Stock as reported on New York Stock Exchange Composite

Transactions on January 15 (or on the preceding business day if the New York Stock Exchange is not open on January 15).  Unless the Participant has elected to receive the distribution in

installments in accordance with Section 5.03, any distribution relating to Phantom Stock shall be made in a single lump sum.



                            ARTICLE V

                      DEFERRAL OF PAYMENTS

          5.01 (a)  Each Participant who has not Terminated

employment shall have the right to elect to defer the receipt of up to 85% of the Cash Portion payable with respect to a

Performance Cycle in accordance with Article IV.  At the election of the Participant, the amount deferred may be expressed (i) as a percentage of the Cash Portion payable under Article IV, in

multiples of 5%, (ii) as a dollar amount, in multiples of $100,

or (iii) as either a percentage of the Cash Portion or a dollar amount, in each case, in excess of a floor amount specified by the Participant.  In no case, however, may the total amount

deferred be less than $2,000 nor more than 85% of the

Participant's Cash Portion for the Performance Cycle.  Any

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deferral election shall be made by the Participant during the

Election Period for the Performance Cycle to which the election relates; once made, the election shall be irrevocable.

          (b)  Deferred amounts shall be increased by an amount

of additional income (hereinafter referred to as "Additional

Income") computed at a specified rate and compounded annually on

December 31st from the date the amounts would have been paid in accordance with Section 4.02 through the December 31st coincident with or next following the Participant's Termination.  The

specified rate for Cash Portions with respect to a Performance

Cycle shall be equal to the rate established under the Reynolds

Metals Company New Management Incentive Deferral Plan for amounts deferred under that plan with respect to the last year of the

Performance Cycle.

          (c)  Unless the Participant has elected to receive

installment payments in accordance with Section 5.03, any amounts deferred in accordance with this Section 5.01, including any applicable Additional Income, shall be paid out to the

Participant as soon as feasible in the January following the calendar year in which the Participant's employment Terminates.

          5.02 The provisions of this Section 5.02 shall apply

only to a Participant who, at the time an election to defer is made in accordance with Section 5.01, is subject to the Company's

Stock Ownership Guidelines for Officers (an "Officer").  Any such

Officer electing to defer payment of a Cash Portion may also elect to have a specified part or all of such deferred amount

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
subject to Phantom Stock Additional Income (as provided herein)

instead of having Additional Income computed at a specified rate as set forth in Section 5.01(b).  Phantom Stock Additional Income shall be computed in accordance with the following rules:

          (a)  As of the date when the Cash Portion would have

     been paid but for the deferral election, each Officer who

     elects to receive Phantom Stock Additional Income shall have his or her account under this Plan credited with a number of shares of Phantom Stock, equal to the number of Performance

     Share Units in the portion of the Cash Portion to which the deferral election relates.

          (b)  As of each date when cash dividends are paid on

     Company Stock, each Officer who elected to receive Phantom

     Stock Additional Income shall also have the appropriate

     portion of his or her account under this Plan adjusted to

     reflect dividend equivalents as described in Section

     4.03(b).

          (c)  If any stock dividend is declared upon Company

     Stock, or if there is any stock split, stock distribution,

     or other recapitalization of the Company with respect to its

     Company Stock, resulting in a split-up or combination or

     exchange of shares, or if any special distribution is made to holders of Company Stock, the aggregate number and kind of shares of Phantom Stock credited to the appropriate

     portion of the account of an Officer under the Plan shall be

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
     proportionately adjusted as the Plan Committee may deem

     appropriate.

          (d)  The election of Phantom Stock Additional Income

     must be made at the same time as the election to defer the

     Cash Portion in accordance with Section 5.01.  Once made,

     the election of Phantom Stock Additional Income shall be

     irrevocable as to the Performance Cycle to which such

     election applies.

          (e)  Distribution of any amounts to which this Section

     5.02 applies shall be in shares of Company Stock and shall be subject to the provisions of Section 4.03(d).

          5.03 (a)  All of a Participant's deferred amounts,

including any Phantom Stock Portion and any Additional Income and

dividend equivalents, shall be distributed to the Participant in the January following the calendar year in which the

Participant's employment Terminates unless the Participant has elected with respect to a Performance Cycle to receive the

distribution in annual installments over a period of five (5)

years.  An election to receive installment payments shall be made by the Participant during the Election Period for the Performance

Cycle to which the election relates, and if the installment

payment election relates to a Cash Portion, the installment

payment election shall be made at the same time as the election to defer the Cash Portion.  Once made, the installment payment election shall be irrevocable.

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          (b)  Annual installments of amounts paid in cash shall

be in equal amounts, shall consist of the deferred amounts and the Additional Income applicable thereto, and shall be paid as soon as administratively feasible at the beginning of each

calendar year following the year in which the Participant

Terminates employment.  If the Participant has elected to receive distributions of Phantom Stock (whether arising from the

Participant's Phantom Stock Portion, a voluntary deferral, or a mandatory deferral, and including in any event applicable

dividend equivalents) in five (5) annual installments, the

initial installment shall be distributed as soon as

administratively feasible after January 15 of the year following the year of the Participant's Termination of employment and shall equal one-fifth of the number of shares of Phantom Stock subject to installment payments.  The subsequent four annual installments shall be paid as soon as administratively feasible after the next four January 15 dates and shall equal in each case (i) the

remaining number of shares of Phantom Stock subject to

installment payments divided by (ii) the number of installment payments remaining, including the installment about to be paid.

          5.04 Any Participant may also irrevocably elect during

an Election Period that if the Participant dies before receiving full distribution of all amounts for the Performance Cycle to which the election relates, distribution to the Beneficiary of any amounts remaining after the Participant's death shall be made

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in five (5) annual installments.  Such installments shall be computed and distributed as described in Section 5.03(b).

          5.05 (a)  Anything herein to the contrary

notwithstanding, the Plan Committee may direct that all unpaid deferred amounts, including any Phantom Stock Portion and any applicable Additional Income and dividend equivalents, be

accelerated and distributed in a lump sum if, in conjunction with the termination of the Plan, the Plan Committee finds, in its sole discretion, that extraordinary circumstances make such

acceleration of payments in the best interest of the Company;

provided, however, that no payment with respect to Phantom Stock may be accelerated under this Section 5.05(a) unless the

accelerated payment will be exempt from short-swing profit

liability pursuant to the rules promulgated under Section 16(b)

of the Securities Exchange Act of 1934, as amended.

          (b)  Anything herein to the contrary notwithstanding,

if at any time a Change in Control (as defined in Section 11.02)

occurs, then all unpaid deferred amounts, including any Phantom

Stock Portion and any applicable Additional Income and dividend equivalents, shall be accelerated and distributed in a lump sum.

          5.06 (a)  The provisions of this Section 5.06 shall

apply each calendar year to each Participant who is a Top

Executive (as defined below) at the time the Cash Portion of an award is to be paid under the Plan in that year.  To the extent a

Top Executive's Estimated Annual Compensation (as defined below)

would exceed One Million Dollars ($1,000,000) for the year,

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payment of any Cash Portion shall be automatically deferred in accordance with this Section 5.06 to the extent necessary to bring the top Executive's Estimated Annual Compensation below One

Million Dollars ($1,000,000).  If necessary, all of a

Participant's Cash Portion shall be deferred, in which case any applicable payroll taxes shall be deducted and paid from such Top

Executive's regular salary checks unless the Top Executive

reimburses the Company separately for such payroll taxes.

          (b)  Any mandatory deferral in accordance with this

Section 5.06 shall be subject to the following terms and

conditions:

          (A)  Except as otherwise provided in subsection (B)

     below, amounts deferred under this Section 5.06 shall earn

     Additional Income as described in Section 5.01(b).  All

     amounts shall be distributed to the Top Executive in a

     single lump sum in the January following the calendar year in which the Top Executive's employment Terminates unless

     the Top Executive has elected to have any amounts deferred in accordance with this Section 5.06 paid in annual

     installments over a period of five (5) years as described

     in, and in accordance with, Section 5.03.

          (B)  A Participant who anticipates being a Top

     Executive subject to a mandatory deferral in accordance with this Section 5.06 may elect to have any amounts subject to a mandatory deferral earn Phantom Stock Additional Income in accordance with the provisions of Section 5.02.

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          (C)  A Participant who anticipates being a Top

     Executive subject to a mandatory deferral in accordance with this Section 5.06 may elect in accordance with Section 5.04 that in case of such Top Executive's death before all

     amounts subject to the mandatory deferral are distributed,

     distribution to the Beneficiary of any amounts remaining

     after the Participant's death shall be made in five (5)

     annual installments.  Such installments shall be computed

     and distributed as described in Section 5.03(b).

          (D)  Any elections made under subsections (A), (B) and

     (C) above shall be made at the same time, which time shall be no later than the December 31st of the last year of the

     Performance Cycle to which the Cash Portion relates.  Once made, any such election shall be irrevocable.

          (E)  Anything in this Section 5.06(b) to the contrary

     notwithstanding, if and to the extent a Participant who is a

     Top Executive has already made a deferral election, a

     Phantom Stock Additional Income election, or an installment payment election with respect to the Cash Portion of an

     award affected by this Section 5.06, the prior election(s)

     shall automatically apply to all amounts subject to the

     mandatory deferral provisions of this Section 5.06, and the

     Top Executive shall not be permitted to make any different or additional elections under subsections (A), (B) and/or

     (C) above.

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
          (c)  For purposes of this Section 5.06, a Top

Executive's "Estimated Annual Compensation" for a given year shall be equal to (i) the Top Executive's anticipated salary for the year as approved by the Compensation Committee in January of the year (taking into account any approved increase to become effective during the year), less any amounts the Top Executive has voluntarily elected to defer under the Reynolds Metals

Company Salary Deferral Plan for Executives for the year, plus

(ii) the anticipated incentive compensation to be paid to the Top

Executive under the Reynolds Metals Company Supplemental

Incentive Plan, less any amounts the Top Executive has

voluntarily elected to defer under the Reynolds Metals Company

New Management Incentive Deferral Plan, plus (iii) the amount of any previously deferred incentive compensation payable to the Top

Executive during the year that will count as compensation in the year for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, plus (iv) the amount of miscellaneous or imputed income (for items such as the imputed value of life

insurance and the use of a car or plane) that the Top Executive had for the immediately preceding calendar year.

          (d)  "Top Executive" shall mean for any calendar year

any individual who may reasonably be expected to be a "covered employee" for the year for purposes of Section 162(m) of the

Internal Revenue Code of 1986, as amended.


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                           ARTICLE VI

                         ADMINISTRATION

          The Plan Committee shall have full responsibility and

authority to interpret and administer the Plan, including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the

Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such actions as the Plan

Committee, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan.  Actions and determinations by the Plan Committee shall be final, binding and conclusive for all purposes of this Plan.



                           ARTICLE VII

        AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          The Board may from time to time amend, suspend or

terminate the Plan, in whole or in part, except that no such amendment, suspension or termination shall materially adversely affect the rights of any Participant in respect of any awards previously earned by such Participant and not yet paid.  Anything in the Plan to the contrary notwithstanding, at any time before a

Change in Control (as defined in Section 11.02) occurs, the Board may amend Section 11.02(a) to change the percentage referred to therein to a percentage that is not more than 25%, so long as such change is consistent with contemporaneous change of a

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
similar nature in the Rights Agreement (as defined in Section

11.02(f)(C)).



                          ARTICLE VIII

                             FUNDING

          No promises under this Plan shall be secured by any

specific assets of the Company, nor shall any assets of the

Company be designated as attributable or allocated to the

satisfaction of such promises.  Benefit payments shall be made from the Company's general assets.



                           ARTICLE IX

                          COMPANY STOCK

          Shares of Company Stock distributed under the Plan

shall be shares purchased by the Company on the open market or shares held in the Company's treasury from time to time, or a combination of both, as the Board may from time to time

determine.



                            ARTICLE X

                       GENERAL PROVISIONS

          10.01  All elections by a Participant hereunder shall

be made in writing by the completion and delivery to the Company of forms prescribed for such purpose within the time limits

established with respect to such election.

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          10.02  Neither the establishment of the Plan nor the

payment of any benefits hereunder nor any action of the Company,

including its Board, in connection therewith shall be held or construed to confer upon any individual any legal right to remain an officer or an employee of the Company.

          10.03  No benefit under the Plan shall be subject in

any manner to anticipation, alienation, sale, transfer,

assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void.  No such benefit shall, prior to receipt thereof, be in any manner liable for or subject to the recipient's debts,

contracts, liabilities, engagements, or torts.

          10.04  This Plan shall inure to the benefit of, and be

binding upon, the Company and each Participant, and upon the successors and assigns of the Company and of each Participant.

          10.05  The Company shall not be required to deliver any

fractional share of Common Stock but shall pay, in lieu thereof,

the cash value (measured as of the January 15 immediately

preceding the distribution) of such fractional share to the

Participant (or the Participant's Beneficiary, if applicable).

The cash value of a fractional share shall be computed as

described in Section 4.03(d).

          10.06  If any cash payment under Section 11.01 would

make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that would have been

eligible for such accounting treatment but for such cash payment,

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
then the Plan Committee shall be empowered to substitute for up to 50% of the cash payable to a Participant under Section 11.01

Company Stock (or securities into which Company Stock has been converted), with the number of shares of Company Stock or of such other securities to be determined on the basis set forth in

Sections 4.03(a) and 4.03(c).

          10.07  The Company shall either (a) deduct from the

amount of any payments hereunder all taxes required to be

withheld by applicable laws or (b) make such other arrangements as may be necessary or appropriate to meet its withholding

obligations.

          10.08  This Plan shall be governed by, and construed in

accordance with, the laws of the Commonwealth of Virginia.



                           ARTICLE XI

                  CHANGE IN CONTROL PROVISIONS

          11.01  Anything in this Plan to the contrary

notwithstanding, if at any time during a Performance Cycle a

Change in Control (as defined in Section 11.02) occurs, then such

Performance Cycle shall be terminated, and

          (a)  if such Performance Cycle has been in effect for

     one year or more, each Participant shall be paid in cash an amount equal to the target award for such Participant for

     such Performance Cycle determined as if the date of the

     Change in Control were the end of the Performance Cycle;

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
          (b)  if such Performance Cycle has been in effect for

     less than one year, each Participant shall be paid in cash an amount equal to one fourth of the target award for such

     Participant for such Performance Cycle determined as if the date of the Change in Control were the end of the

     Performance Cycle; and

          (c)  any Terminated Participant entitled to a pro rata

     award under Section 4.01(b) shall receive a payment

     equivalent to that provided in Section 11.01(a) or (b)

     above, as applicable, pro-rated as provided in Section

     4.01(b), except that for purposes of determining the pro-

     ration of the amount payable under Section 11.01(b), the

     denominator to be used shall be 12.

          11.02  For purposes of this Article XI, "Change in

Control" shall mean the occurrence of any of the following:

          (a)  Any Person (as defined below) becomes the

     Beneficial Owner (as defined below), directly or indirectly,

     of 15% or more of the Company's common stock, unless such

     Person (A) is not deemed an "Acquiring Person" in accordance with Section 1(a) of the Rights Agreement (as defined

     below), or (B) became a Beneficial Owner of 15% or more of the Company's common stock in a transaction that did not

     constitute a Change in Control under Section 11.02(c)

     hereof;

          (b)  During any period of two consecutive years,

     individuals who at the beginning of such period constitute

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
     the Board, and any new director (other than a director

     designated by a person who has entered into an agreement

     with the Company to effect a transaction described in

     Section 11.02(a), (c) or (d)) whose election by the Board or nomination for election by the Company's shareholders was

     approved by a vote of at least two-thirds of the directors then still in office who either were directors at the

     beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

          (c)  The effective date of a merger or consolidation of

     the Company or any of its subsidiaries with any other

     entity, other than a merger or consolidation which would

     result in the voting securities of the Company outstanding immediately before such merger or consolidation continuing to represent (either by remaining outstanding or by being

     converted into voting securities of the surviving entity or of any other corporation or entity that as a result of such transaction owns the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries (the "parent entity")) more than 51% of the

     combined voting power of the voting securities of the parent or surviving entity outstanding immediately after such

     merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such parent or surviving entity;

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
          (d)  The approval by the shareholders of the Company of

     a complete liquidation of the Company or an agreement for

     the sale or disposition by the Company of all or

     substantially all of the Company's assets; and

          (e)  There occurs any other event of a nature that

     would be required to be reported in response to Item 6(e) of

     Schedule 14A of Regulation 14A (or in response to any

     similar item on any similar schedule or form) under the 1934

     Act (as defined below), whether or not the Company is then subject to such reporting requirement.

          (f)  For purposes of this Section 11.02, the following

     terms shall have the following meanings:

               (A)  "Person" shall have the meaning as set forth

          in Sections 13(d) and 14(d) of the 1934 Act; provided,

          however, that Person shall exclude (i) the Company,

          (ii) any trustee or other fiduciary holding securities

          under an employee benefit plan of the Company, and

          (iii) any corporation owned, directly or indirectly, by

          the shareholders of the Company in substantially the

          same proportions as their ownership of stock of the

          Company.

               (B)  "Beneficial Owner" shall have the meaning

          given to such term in Rule 13d-3 under the 1934 Act;

          provided, however, that Beneficial Owner shall exclude

          any Person otherwise becoming a Beneficial Owner by

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
          reason of the shareholders of the Company approving a

          merger of the Company with another entity.

               (C)  "Rights Agreement" shall mean the Amended and

          Restated Rights Agreement dated as of March 8, 1999

          between the Company and ChaseMellon Shareholder

          Services, L.L.C., as initially in effect.

               (D)  "1934 Act" means the Securities Exchange Act

          of 1934, as amended.

          11.03  (a)  If a Participant receives any payments

under Section 11.01 (CIC Payments") that are subject to the tax

("Excise Tax") imposed by Section 4999 of the Internal Revenue

Code of 1986, as amended (the "Code"), the Participant shall also receive at the time specified below an additional amount ("Gross-

Up Payment") such that the net amount retained by the

Participant, after deduction of any Excise Tax on the CIC

Payments and any federal, state and local income tax and Excise

Tax upon the payment provided for by this Section 11.03(a), shall be equal to the CIC Payments (net of any required payroll

withholding taxes on the CIC Payments themselves).  For purposes of determining whether any payments under this Article XI will be subject to the Excise Tax and the amount of such Excise Tax, (i)

any payments or benefits received by the Participant in

connection with a change in control (whether pursuant to the terms of this Plan or under any other plan, arrangement or

agreement with the Company, with any person whose actions result in a Change in Control, or with any person affiliated with the

Company or such person (all such
persons other than the Company, "Successors")) shall

be treated as "parachute payments" within the meaning

of Section 280G(b)(2) of the Code, and all "excess

parachute payments" within the meaning of Section 280G(b)(1)

shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors such payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments

(in whole or in part) represent reasonable compensation for

services actually rendered within the meaning of Section

280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of the payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the payments under this

Article XI or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (i)

above), and (iii) the value of any non-cash benefits or any

deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of

Sections 280G(d)(3) and (4) of the Code.  For purposes of

determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest

marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date of the payment under Section

11.01, net of the maximum reduction in federal income taxes

which could be obtained from deduction of such state and local taxes.

         (b)   If the Excise Tax is subsequently determined to be

less than the amount taken into account hereunder at the date of the payment, the Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment

attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the

Participant if such repayment results in a reduction in Excise

Tax and/or a federal and state and local income tax reduction)

plus interest received by the Participant attributable to any

Excise Tax refund.  If the Excise Tax is determined to exceed the amount taken into account hereunder at the date of payment

(including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment),

the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

         (c)   The Gross-Up Payment shall be made not later than

the tenth business day following the date of the payment under

Section 11.01; provided however, that if the amount of such

payment cannot be finally determined on or before such day, the

Company shall pay the Participant on such day an estimate as determined in good faith by the Company of the minimum amount of such payment and shall pay the remainder of such payment

(together with interest at the rate provided in Section

1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the sixtieth day after the date of the payment under Section 11.01.  If the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant payable on the tenth business day after demand by the Company (together with interest at the rate provided in

Section 1274(b)(2)(B) of the Code).

         (d)   Anything herein to the contrary notwithstanding,

any Gross-Up Payment otherwise due to a Participant hereunder shall be reduced by the amount of any similar type of gross-up payments received by the Participant from the Company or any

Successor outside this Plan.



          Executed and adopted this 26 day of April,

1999, pursuant to action taken by the Board of Directors of

Reynolds Metals Company at its meetings on March 8, 1999 and

April 16, 1999.



                                   REYNOLDS METALS COMPANY



                                   By: /s/ D. Michael Jones
                                       ___________________________

                                   Title:  Senior Vice President
                                   and General Counsel